EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Crexendo, Inc.

Tempe, Arizona

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 2024 relating to the financial statements of Crexendo, Inc. appearing in the Annual Report on Form 10-K of Crexendo, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA

May 21, 2024